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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sanmina-SCI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANMINA-SCI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 28, 2008

        The Annual Meeting of Stockholders of Sanmina-SCI Corporation will be held on January 28, 2008, at 11:00 a.m., local time, at Sanmina-SCI Corporation's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1.
    To elect directors of Sanmina-SCI Corporation.

    2.
    To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 27, 2008.

    3.
    To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on December 4, 2007 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about December 14, 2007.

        All stockholders are cordially invited to attend the Annual Meeting in person. You should bring photo identification for entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder attending the Annual Meeting may vote in person even if he or she previously voted by another method.

FOR THE BOARD OF DIRECTORS
/s/ MICHAEL TYLER Michael Tyler, Executive Vice President, General Counsel and Secretary San Jose, California
December 14, 2007

i

SANMINA-SCI CORPORATION
30 E. Plumeria Drive
San Jose, California 95134

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Q:
Why am I receiving these proxy materials?

A:
The Board of Directors of Sanmina-SCI Corporation ("Sanmina-SCI" or the "Company") is providing these proxy materials to you in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Stockholders to be held on Monday, January 28, 2008 at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this document.

Q:
What is the Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

  We expect to mail the Notice of Internet Availability on or about December 14, 2007, to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134. The telephone number at the meeting location is (408) 964-3500.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of December 4, 2007. You should bring photo identification for entrance to the Annual Meeting. The meeting will begin promptly at 11:00 a.m., Pacific Time.

Stock Ownership

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of Record.    If your shares are registered directly in your name with Sanmina-SCI's transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you.

  Beneficial Owners.    Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." The Notice of Internet Availability should be forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

  As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on December 4, 2007 are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of common stock held as of December 4, 2007.

  As of the close of business on December 4, 2007, there were 530,138,823 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The presence of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they are present in person at the Annual Meeting or have properly submitted a proxy.

  Under the General Corporation Law of the State of Delaware, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:
What is a broker "non-vote"?

A:
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted toward the presence of a quorum but will not be counted toward the vote total for any proposal.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Stockholders of Record.    Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting even if previously voted by another method.

  Beneficial Owners.    Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

  Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

  Internet.    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 8:59 p.m., Pacific Time, on January 27, 2008 or by following the instructions at www.investorEconnect.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s ("Broadridge") online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in the Broadridge program.

  Telephone.    Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

  Mail.    You may request a proxy card from Sanmina-SCI on which you can indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Q:
How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?

A:
If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted "FOR" Proposal One and "FOR" Proposal Two.

Q:
What happens if additional matters are presented at the Annual Meeting?

A
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

  Stockholders of Record.    If you are a stockholder of record, you may change your vote by

    •
    filing with Sanmina-SCI's secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or

    •
    by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  Any written notice of revocation or subsequent proxy card must be received by Sanmina-SCI's secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Sanmina-SCI's secretary or should be sent so as to be delivered to our principal executive offices, Attention: Secretary.

  A stockholder of record that has voted via the Internet or by telephone may also change his or her vote by making a timely and valid Internet or telephone vote no later than 8:59 p.m., Pacific Time, on January 27, 2008.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, stockholders will be asked to vote on:

  Proposal One.    The election of nine directors to hold office until the 2009 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified; and

  Proposal Two.    The ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 27, 2008.

Q:
What is the voting requirement to approve each of the proposals and how does the Board of Directors recommend that I vote?

A:
Proposal One.    A majority of the votes duly cast is required for the election of directors in uncontested elections. The number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee for the nominee to be elected. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Each elected director shall serve until the next Annual Meeting or until his or her successor has been duly elected and qualified.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the nine nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election. The Board of Directors recommends that you vote your shares "FOR" each of the nine nominees listed in Proposal One.

  Proposal Two.    The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

  You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Two.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Sanmina-SCI will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Sanmina-SCI may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Sanmina-SCI's costs for such services, if retained, will not be significant.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Stockholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings. All notices of proposals by stockholders should be sent to our principal executive offices, Attention: Secretary.

  Requirements for stockholder proposals to be considered for inclusion in our proxy materials.    Stockholders may present proper proposals for inclusion in Sanmina-SCI's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our secretary in a timely manner. In order to be included in the proxy statement for the 2009 annual meeting of stockholders, stockholder proposals must be received by Sanmina-SCI's secretary no later than August 14, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Requirements for stockholder proposals to be brought before an annual meeting. In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, even though such proposals are not included in the annual meeting. To be timely for the 2009 annual meeting, a stockholder's notice must be delivered to or mailed and received by our secretary at our principal executive offices between October 5, 2008 and November 4, 2008. For all matters that a stockholder proposes to bring before the annual meeting, the notice must set forth:

    •
    the name and record address of the stockholder proposing such business,

    •
    the class and number of shares of Sanmina-SCI which are beneficially owned by the stockholder,

    •
    a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

    •
    as to the stockholder giving the notice, on whose behalf the nomination or proposal is made,

    •
    whether such stockholder intends to deliver a proxy statement to holders of at least the percentage of Sanmina-SCI's voting shares required to carry the proposal or, in the case of a nomination, a sufficient number of holders of Sanmina-SCI's voting shares to elect such nominee, and

    •
    any material interest of the stockholder in such business.

Additional Information

Q:
What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:
If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:
How may I obtain a separate copy of the Notice of Internet Availability?

A:
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominee record holders may be participating in the practice of "householding," which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact our investor relations department at (408) 964-3610 or write to us at 2700 North First Street, San Jose, CA 95134.

Q:
Can I access Sanmina-SCI's proxy materials and Annual Report on Form 10-K over the Internet?

A:
All stockholders and beneficial owners will have the ability to access our proxy materials, free of charge, at www.investorEconnect.com with their control number referred to in the Notice of Internet Availability. Sanmina-SCI's Annual Report on Form 10-K for the fiscal year ended September 29, 2007 is also available on the Internet as indicated in the Notice of Internet Availability.

Q:
What is the mailing address for Sanmina-SCI's principal executive offices?

A:
Our principal executive offices are located at 2700 North First Street, San Jose, California 95134, San Jose, California 95134.

  Any written requests for additional information, copies of the proxy materials and the 2007 Annual Report on Form 10-K, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to 2700 North First Street, San Jose, California 95134.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten members. One incumbent, Peter J. Simone, has decided not to seek re-election to the Board of Directors. The remaining nine positions on the Board of Directors are to be elected at this meeting. All nine nominees are currently members of the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. If any remaining nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board of Director's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

        The Board of Directors recommends a vote for the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since
Jure Sola	56	Chairman of the Board and Chief Executive Officer of Sanmina-SCI Corporation	1989
Neil R. Bonke	66	Private Investor	1995
Joseph R. Bronson	59	President and Chief Operating Officer of Sanmina-SCI Corporation	2007
Alain Couder	61	President and Chief Executive Officer of Bookham, Inc.	2005
Joseph G. Licata, Jr.	47	President and Chief Executive Officer of SER Solutions, Inc.	2007
Mario M. Rosati	61	Member, Wilson Sonsini Goodrich & Rosati, Professional Corporation	1997
A. Eugene Sapp, Jr.	71	Former Co-Chairman of Sanmina-SCI Corporation	2001
Wayne Shortridge	69	Office Managing Shareholder, Carlton Fields, PA	2001
Jacquelyn M. Ward	69	Outside Managing Director, Intec Telecom Systems, USA	2001

        Jure Sola has served as our Chief Executive Officer since April 1991, as Chairman of our Board of Directors from April 1991 to December 2001 and from December 2002 to present, and Co-Chairman of our Board from December 2001 to December 2002. In 1980, Mr. Sola co-founded Sanmina Corporation and initially held the position of Vice President of Sales. In October 1987, he became Vice President and General Manager of Sanmina Corporation, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as President of Sanmina Corporation.

        Neil R. Bonke has served as a director of our company since 1995. Mr. Bonke has been a private investor for the past six years and is the retired Chairman of the Board and Chief Executive Officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Novellus Systems, Inc., a semiconductor equipment company. He is a past director of San Jose State University Foundation.

        Joseph R. Bronson has served as our President, Chief Operating Officer and as a director of our company since August 2007. He previously served as President and Chief Executive Officer of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, from November 2004 to January 2007 and as a director of FormFactor, Inc. since April 2002. He was also an Executive Vice President of Applied Materials, Inc., a global nanomanufacturing technology solutions company, from December 2000 to October 2004. Mr. Bronson served as Senior Vice President and Chief Financial

Officer at Applied Materials, Inc. from January 1998 to December 2000, and as Group Vice President from April 1994 to January 1998. Mr. Bronson also serves on the Board of Directors of Jacobs Engineering Group, Inc., a diversified provider of engineering and construction services, and Maxim Integrated Products, Inc., a semiconductor device manufacturer.

        Alain Couder has served as a director of our company since February 2005. Since August 2007, Mr. Couder has served as President and Chief Executive Officer of Bookham, Inc., an optical components solutions company. He served as President and Chief Executive Officer of Solid Information Technology, Ltd., a database solutions company, from 2005 until August 2007. Mr. Couder was a venture advisor for Sofinnova Ventures, a venture capital firm, from 2004 to 2005. Mr. Couder was President and Chief Executive Officer of Confluent Software, Inc., a software development company, from 2003 to 2004, when it was acquired by Oblix, Inc., a database solutions company. Mr. Couder served as President and Chief Executive Officer of IP Dynamics, Inc., a provider of carrier-class security software, from 2002 to 2003. Mr. Couder was Chief Operating Officer of Agilent Technologies, Inc. from 2000 to 2002. From 1998 to 1999, Mr. Couder served as Chairman of the Board, President and Chief Executive Officer of Packard Bell NEC, Inc.

        Joseph G. Licata, Jr. has served as a director of our company since August 2007. He has served as President and Chief Executive Officer of SER Solutions, Inc., a global call management and speech analytics solutions company, since 2007. Mr. Licata also served as President of Siemens Enterprise Networks, LLC, a vendor of open communications solutions for enterprises, from 2001 to 2006. He currently sits on the Board of Advisors of Dave Networks, Inc., a broadcast media software company.

        Mario M. Rosati has served as a director of our company since 1997. He has been an attorney with law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati serves on the Board of Directors of Aehr Test Systems, a manufacturer of computer hardware testing systems, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies. Mr. Rosati also serves as a director of several privately held companies.

        A. Eugene Sapp, Jr. has served as a director of our company since December 2001 and served as Co-Chairman of the Sanmina-SCI Board of Directors from December 2001 to December 2002. In 1962, Mr. Sapp joined SCI Systems, Inc. and, after holding several positions, was promoted to President and Chief Operating Officer in 1981. In July 1999, Mr. Sapp was appointed Chief Executive Officer of SCI Systems, Inc. and served as Chairman of the Board and Chief Executive Officer from July 2000 until our merger with SCI Systems, Inc. Mr. Sapp currently serves as a director of Vette Corporation.

        Wayne Shortridge has served as a director of our company since December 2001 and has served as our lead independent director since December 2006. From 1992 until we merged with SCI Systems, Inc., he served as director of SCI Systems, Inc. Mr. Shortridge is an attorney. From 1994 to 2004, he was a partner in the law firm of Paul, Hastings, Janofsky & Walker, LLP, in Atlanta, Georgia. Mr. Shortridge is currently a shareholder of the law firm of Carlton Fields, PA, and practices in that firm's Atlanta office where he has been since 2004.

        Jacquelyn M. Ward has served as a director of our company since December 2001. From 1992 until we merged with SCI Systems, Inc., she served as a director of SCI Systems, Inc. Ms. Ward also serves as a director of Wellpoint, Inc., Bank of America Corporation, Equifax, Inc., Flowers Foods, Inc., and SYSCO Corporation, all publicly held companies. From December 2000 to October 2006, Ms. Ward was the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products. From 1968 to 2000, she was a founder and served as President, Chief Executive Officer and Chairman of the Board of Computer Generation Incorporated.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES TO THE BOARD LISTED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has approved, subject to stockholder ratification, the selection of KPMG LLP ("KPMG") as our independent registered public accountants for the fiscal year ending September 27, 2008.

        The Board of Directors confirmed the Audit Committee's selection of KPMG as our independent registered public accountants to audit the financial statements of Sanmina-SCI for the fiscal year ending September 27, 2008. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting and voting is necessary to ratify the appointment of KPMG as our independent registered public accountants. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The following is a summary of fees paid to KPMG for the years ended September 29, 2007 and September 30, 2006:

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, evaluation of management's assessment of its internal control over financial reporting, various statutory audits, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended September 29, 2007 and September 30, 2006 were as follows:

Year Ended September 29, 2007	Year Ended September 30, 2006
$8,546,300	$11,943,755

Audit-Related Fees

        The aggregate fees billed for audit-related services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during the fiscal years ended September 29, 2007 and September 30, 2006 were as follows:

Year Ended September 29, 2007	Year Ended September 30, 2006
$230,800	$156,760

Tax Fees

        The aggregate fees billed for tax services rendered by KPMG during the fiscal years ended September 29, 2007 and September 30, 2006 are set forth below. These services consisted primarily of tax compliance and tax consultation services.

Year Ended September 29, 2007	Year Ended September 30, 2006
$9,500	$121,071

All Other Fees

        The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit and non-audit fees, rendered by KPMG during the fiscal years ended September 29, 2007 and September 30, 2006 were as follows:

Year Ended September 29, 2007	Year Ended September 30, 2006
—	—

        The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy with Respect to Audit Services and Permissible Non-Audit Services

        All audit and non-audit services provided by our independent registered public accounting firm require prior approval of the Audit Committee, with limited exceptions as permitted by the SEC's Rule 2-01 of Regulation S-X. Our management periodically reports to the Audit Committee services for which the independent registered public accountants have been engaged and the aggregate fees incurred and to be incurred. During fiscal 2007, all services provided by independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2008.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent in accordance with their best judgment.

        WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 2700 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

CORPORATE GOVERNANCE

        Sanmina-SCI has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, we have implemented governance policies and practices which we believe meet or exceed the standards defined in recently enacted legislation and in the rules adopted by the NASDAQ Stock Market, the principal trading market for our common stock.

Corporate Governance Guidelines

        Sanmina-SCI has adopted a set of Corporate Governance Guidelines that are intended to serve, among other things, as a charter for the full Board of Directors. These guidelines contain various provisions relating to the operation of the Board of Directors and set forth the Board of Directors' policies regarding various matters. These guidelines meet the standards defined by the SEC and NASDAQ, including specifications for director qualification and responsibility.

Code of Business Conduct and Ethics

        Sanmina-SCI has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and management employees. All executive officers and management employees are trained in the Code of Business Conduct and Ethics as part of new-employee orientation, and all are required to affirm, and annually reaffirm, in writing their acceptance of the code. An ethics hotline is available to all employees, customers and suppliers to enable confidential and anonymous reporting of questionable practices via voicemail or email. This may include, if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee.

Independent Directors

        A majority of our directors are independent of our company and its management as defined, by the SEC and NASDAQ. There are no family relationships among our directors or executive officers. The non-management directors regularly meet in executive session, without members of management, as part of the normal agenda of our regularly scheduled board meetings. The Board of Directors has a lead independent director, and Wayne Shortridge currently serves in this position. The duties of the lead independent director include functioning as a liaison with the Chairman of the Board, assisting committee chairs, presiding at executive sessions and recommending outside advisors and consultants.

Board Meetings and Committees

        The Board of Directors held nine meetings during the fiscal year ended September 29, 2007. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes.

Audit Committee

        The Audit Committee currently consists of directors Peter J. Simone, Alain Couder and A. Eugene Sapp, Jr., each of whom is "independent" as that term is defined for Audit Committee members by the NASDAQ listing standards. Mr. Simone is the Chairman of the Audit Committee. Mr. Simone meets the definition of "audit committee financial expert" as defined by the SEC. Mr. Simone has decided not to seek re-election to the Board of Directors at the 2008 Annual Meeting. Accordingly, our Board intends to elect a new chairman of the Audit Committee following the Annual Meeting.

        The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent registered public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee has established policies that are consistent with regulatory reforms related to auditor independence, and also reviews and monitors our internal audit function and receives regular reports from the internal audit department. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of our independent auditors. The Audit Committee held seven formal meetings during the last fiscal year. The Annual Report of the Audit Committee appears hereafter under "Report of the Audit Committee of the Board of Directors."

        The Audit Committee has adopted a written charter approved by the Board of Directors, a copy of which is available at our website at http://www.shareholder.com/sanm/governance.cfm.

Compensation Committee

        The Compensation Committee consists of directors Wayne Shortridge, Neil R. Bonke, Alain Couder and Joseph G. Licata, Jr., each of whom is "independent" as that term is defined by the NASDAQ listing standards. Mr. Shortridge is the Chairman of the Compensation Committee. The Compensation Committee retained an independent compensation consultant, Compensia, Inc., during fiscal 2007.

        The Compensation Committee reviews and makes recommendations to the Board of Directors concerning salaries and incentive compensation for our executive officers and certain employees. These recommendations include base salaries as well as short-and long-term incentive compensation plans, including management bonus programs and equity compensation plans. The Compensation Committee also approves all stock option and other equity compensation awards for our executive officers and also considers and evaluates overall compensation policies and strategies for the Company. In addition, director compensation guidelines are reviewed by the Compensation Committee which then makes recommendations to our Board of Directors. The Compensation Committee held twelve meetings during the last fiscal year.

        The Compensation Committee has adopted a written charter approved by the Board of Directors, a copy of which is available at our website at http://www.shareholder.com/sanm/governance.cfm.

Nominating and Governance Committee

        The Nominating and Governance Committee consists of directors Wayne Shortridge and Jacquelyn M. Ward, each of whom is "independent" as that term is defined by the NASDAQ listing standards. Mr. Shortridge is the Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for both nominating and governance functions. Nominating functions include the development of general criteria regarding the qualifications and selection of directors and the recommendation of candidates for election to the Board of Directors. Governance functions include the development of overall governance guidelines for the Board of Directors and Sanmina-SCI, overseeing and evaluating the overall performance of the Board of Directors and the chief executive officer, and executive recruitment, development and succession planning. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Governance Committee held three meetings during the last fiscal year.

        The Nominating and Governance Committee has adopted a written charter approved by the Board of Directors, a copy of which is available at our website at http://www.shareholder.com/sanm/governance.cfm.

Special Litigation Committee

        In fiscal 2007, our Board of Directors had a Special Litigation Committee comprised of directors Alain Couder and Peter J. Simone that investigated our historical stock option administration practices in connection with multiple shareholder derivative lawsuits. The Special Litigation Committee was vested with the full authority to investigate the claims asserted by the derivative plaintiffs and to determine what action should be taken with respect to the shareholder derivative lawsuits.

Attendance at Annual Meeting of Stockholders by the Board of Directors

        Sanmina-SCI encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders.

Contacting the Board of Directors

        Our Board of Directors welcomes the submission of any comments or concerns from stockholders. These communications will go directly to the Sanmina-SCI's secretary. If a communication does not relate in any way to matters of the Board of Directors, the secretary will handle the communication as appropriate. If the communication does relate to any matter of relevance to the Board of Directors, the secretary will relay the message to the chairman of the Nominating and Governance Committee, who will determine whether to relay the communication to the entire Board of Directors or to the non-management directors.

        If you wish to submit any comments or express any concerns to the Board of Directors, please send them to Board of Directors, Sanmina-SCI Corporation, Attention: Secretary, 2700 North First Street, San Jose, California 95134. Stockholders may nominate director candidates for consideration by writing to the Nominating and Governance Committee, Attention: Secretary at the same address. Any shareholder nominating a director candidate must provide the candidate's name, biographical data, qualifications and the candidate's written consent to being named as a nominee in our Proxy Statement and to serve as a director if elected.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are employees of Sanmina-SCI. During fiscal 2007, no executive officer of Sanmina-SCI (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Sanmina-SCI.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

        We believe that strong financial performance, on a consistent, predictable basis, is the most certain avenue through which we can positively affect long-term stockholder value. Accordingly, we have designed compensation programs to reward our executive officers based on our overall financial results and the individual contributions of our executive officers.

        In particular, our executive compensation policies are designed to:

  •
  attract and retain qualified executives who will contribute both to our long-term success and to our short-term performance;

  •
  reward executives for achieving or exceeding measurable results;

  •
  create a direct link between corporate success and individual performance and rewards;

  •
  reinforce a sense of ownership, urgency and overall entrepreneurial spirit.

        The Compensation Committee of the Board of Directors oversees our compensation philosophy and objectives. The Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, packages and practices offered to our executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation.

        During fiscal 2007 and continuing into the current year, the compensation for our named executive officers consisted of three primary components: base salary, cash bonuses and equity incentive awards. The Committee does not have a formal or informal policy regarding the allocation between long-term and short-term compensation and cash and non-cash compensation. The Committee determines the proper allocations by considering the balance that is required to retain executives and reward them for their day to day responsibilities while appropriately motivating executives to strive to achieve our long-term goals, such as profitability and increasing shareholder value. The Committee also considers the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent. The Committee conducts an annual review of our compensation programs and considers information from comparable companies in determining compensation packages.

        Throughout this Compensation Discussion and Analysis, the individuals who served as our chief executive officer and chief financial officer during fiscal 2007, as well as the other individuals included in the "Summary Compensation Tables" in the Proxy Statement, are referred to as the "named executive officers."

Role and Authority of our Compensation Committee

        The Compensation Committee of our Board of Directors:

  •
  oversees our compensation policies, plans and benefit programs;

  •
  oversees the compensation of our executive officers (including our chief executive officer and other named executive officers);

  •
  evaluates and approves the executive officer compensation plans, policies and programs; and

  •
  designs and administers our equity compensation plans.

        The Committee reviews and establishes the executive compensation packages offered to our chief executive officer and other named executive officers and key employees. In doing so, our Committee is responsible for ensuring that these packages are consistent with our compensation program and philosophy.

        The members of the Compensation Committee are Wayne Shortridge, Neil R. Bonke, Alain Couder and Joseph G. Licata, Jr. Mr. Shortridge currently serves as the Chairman of the Committee and served as Chairman of the Committee during fiscal 2007. Each member of the Committee is an "independent director" under the NASDAQ listing requirements and is a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee has adopted a written charter approved by the Board of Directors, which is available on our website at http://www.shareholder.com/sanm/governance.cfm.

        The Committee meets at least quarterly throughout each year, including early in each fiscal year to establish target base compensation levels for our executive officers, to establish incentive compensation levels and equity awards and to approve bonuses for the previous fiscal year.

        In addition, the Board of Directors and the Committee have delegated limited authority to our chief executive officer and our general counsel (the "Designated Appovers") to grant equity awards within certain parameters. The Designated Approvers may grant awards only with respect to employees who have not been designated Section 16 officers, as that term is defined under the Securities Exchange Act of 1934, by the Board of Directors or the Committee or who are not presidents, senior vice presidents or executive vice presidents that report directly to our chief executive officer. In any fiscal year, the Designated Approvers may grant, in the aggregate, stock options and other equity awards (including restricted stock units or restricted stock awards) covering no more than 50,000 shares to any individual and 1,000,000 shares to all employees.

Role of Executive Officers in Compensation Decisions

        The Committee meets on occasion with our chief executive officer to obtain recommendations with respect to the compensation programs, practices and packages for our named executive officers and other employees. The Committee considers, but is not bound to and does not always accept, our chief executive officer's recommendations. Our chief executive officer, general counsel and other executive officers or employees regularly attend the Committee's meetings, but they leave the meetings, as appropriate, when certain matters of executive compensation are discussed. The Committee makes decisions with respect to our chief executive officer's compensation package without him being present.

Role of Compensation Consultant

        In fiscal 2006, the Committee engaged Compensia, Inc., an independent executive compensation consulting firm, to conduct an annual review of our compensation program for executive officers, to provide and assist in the analysis of benchmark compensation data and to make recommendations for fiscal 2007.

        In making compensation decisions for fiscal 2007, the Committee examined competitive market practices for base salary, cash bonuses and equity incentive awards for global, diversified electronics manufacturing services, or EMS, companies, high-technology manufacturing companies of comparable revenue and durable goods manufacturing companies. The following companies were included:

EMS Peer Companies

•	Celestica, Inc.	•	Plexus Corporation
•	Flextronics International Ltd.	•	Solectron Corporation
•	Jabil Circuit, Inc.

High-Technology Manufacturing Peer Companies

•	Advanced Micro Devices, Inc.	•	Network Appliance, Inc.
•	Agilent Technologies, Inc.	•	Pitney Bowes, Inc.
•	Dover Corporation	•	SanDisk Corporation
•	Infineon Technologies AG	•	Seagate Technology
•	Lexmark International, Inc.	•	Teleflex, Inc.
•	Micron Technology, Inc.	•	Vishay Intertechnology, Inc.
•	NCR Corporation	•	Western Digital Corporation

Durable Goods Companies

        The Watson Wyatt Report on Top Management Survey was used to obtain information on comparable executives at durable goods manufacturing companies. While the published survey provides a list of participating companies, it does not identify companies by name when providing information by revenue size and the durable goods manufacturing business segment.

        Data on compensation practices of peer group companies generally was gathered through publicly available information. In addition to the Watson Wyatt Report on Top Management for information on durable goods manufacturing companies, Compensia also used the Proprietary High-Tech Executive Compensation Database for data on technology manufacturing companies.

        In connection with the annual review, the Committee determined that base salaries of our named executive officers were, on average, between the 25th and 50th percentile of salary levels for similar executive officers at peer group companies. The Committee targeted our fiscal 2007 annual base salary for named executive officers to be approximately at the 50th percentile of salaries for similar executive officers at peer group companies and our total cash compensation to be between the 60th and 75th percentile of total compensation for similar executives at peer group companies. Nevertheless, as a result of salary increases by the peer group companies during 2007, base salaries for our named executive officers remained between the 25th and 50th percentile of similar executive officers at the peer group companies for fiscal 2007.

        In 2007, the Committee engaged Compensia to conduct an annual review of our compensation program for executive officers and to make recommendations for fiscal 2008.

        In making compensation decisions for fiscal 2008, the Committee examined competitive market practices for base salary, cash bonuses and equity incentive awards for global, diversified electronics EMS companies, high-technology manufacturing companies of comparable revenue and durable goods manufacturing companies. The following companies were included:

EMS Peer Companies

•	Celestica, Inc.	•	Plexus Corporation
•	Flextronics International Ltd.	•	Solectron Corporation
•	Jabil Circuit, Inc.

High-Technology Manufacturing Peer Companies

•	Advanced Micro Devices, Inc.	•	Network Appliance, Inc.
•	Agilent Technologies, Inc.	•	Pitney Bowes, Inc.
•	Dover Corporation	•	SanDisk Corporation
•	Infineon Technologies AG	•	Seagate Technology
•	Lexmark International, Inc.	•	Teleflex, Inc.
•	Micron Technology, Inc.	•	Vishay Intertechnology, Inc.
•	NCR Corporation	•	Western Digital Corporation

Durable Goods Companies

        The Watson Wyatt Report on Top Management Survey was used to obtain information on comparable executives at durable goods manufacturing companies. While the published survey provides a list of participating companies, it does not identify companies by name when providing information by revenue size and the durable goods manufacturing business segment.

        Data on compensation practices of peer group companies generally was gathered through publicly available information. In addition to the Watson Wyatt Report on Top Management for information on durable goods manufacturing companies, Compensia also used the Proprietary High-Tech Executive Compensation Database for data on technology manufacturing companies.

        In connection with the annual review, the Committee determined that base salaries of our named executive officers were, on average, between the 25th and 50th percentile of salary levels for similar executive officers at peer group companies. The Committee also determined that our goal for the base salaries of our named executive officers is to be approximately at the 50thpercentile of base salaries for similar executive officers at peer group companies and the total cash compensation is to be between the 60th and 75th percentile of total compensation for similar executive officers at peer group companies. However, after considering business conditions, the Committee determined that base salaries would remain unchanged for fiscal 2008.

Components of Compensation

        Our executive officer compensation program includes three main elements:

  •
  base salary;

  •
  cash bonuses; and

  •
  equity incentives in the form of stock options or restricted stock units.

        We selected these components because we believe each is necessary to help us attract and retain the executive talent on which our success depends. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

Base Salary

        We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis. The Committee considered the following factors in determining appropriate base salary levels for individual named executive officers:

  •
  company performance;

  •
  division/function performance;

  •
  input from the chief executive officer regarding each named executive officer's performance and potential (except for review of the chief executive officer);

  •
  input from non-management members of the Board of Directors regarding each named executive officer's performance and potential;

  •
  changes in individual roles and responsibilities; and

  •
  competitive compensation data, including salary, bonuses and equity grants.

        In October 2006, the Committee reviewed each of the named executive officers' base salary levels and awarded the named executive officers average salary increases of 12.5% for fiscal 2007. In October 2007, the Committee reviewed each of the named executive officers on the basis of the factors listed above. However, no salary increases were awarded to our named executive officers (including our chief executive officer) for fiscal 2008.

Bonuses

        For fiscal 2007, the Committee granted named executive officers cash bonus opportunities under the Sanmina-SCI Short-Term Incentive Plan. The plan provided executive officers with the opportunity to earn a bonus based on company and individual performance during fiscal 2007, except for the chief executive officer, whose award was to be based solely on Sanmina-SCI's performance during fiscal 2007. Performance targets, which were set by the Committee early in the fiscal year, were based on revenue and non-GAAP operating margin. Because the performance targets were not met, our named executive officers (including our chief executive officer) did not receive bonuses under the plan for fiscal 2007.

        In November 2007, the Committee reviewed the cash compensation for certain named executive officers and determined that cash bonuses, at approximately the same level as bonuses in the prior year, were advisable to retain the services of these executives. Accordingly, the Committee granted discretionary non-plan cash bonus awards of $150,000 to our president, global EMS operations, $150,000 to our executive vice president of finance and chief financial officer and $100,000 to our executive vice president of worldwide sales and marketing. Despite these discretionary bonuses, the total cash compensation for these executives in fiscal 2007 remained below the targeted total cash compensation levels had performance targets been achieved.

        For fiscal 2008, the Committee granted named executive officers award opportunities under the Sanmina-SCI Fiscal 2008 Short-Term Incentive Plan. The plan provides executive officers with the opportunity to earn awards based on company and individual/divisional performance, except for the chief executive officer whose award will be determined solely on the basis of Sanmina-SCI's performance. Under the plan, company performance will be based on revenue and non-GAAP operating margin. Performance targets were set by the Committee early in the fiscal year. The minimum performance thresholds are revenue in excess of $6.0 billion and operating margin in excess of 2.5% for specified operations, and the amount of any bonus is based on the extent to which the company's performance exceeds those thresholds. Once the threshold performance measures are achieved, each executive officer's award amount for company performance is adjusted by factors including free cash flow, inventory turns and return on investment capital. The Committee then has discretion to modify the awards determined by these factors as it deems appropriate.

Long-Term Equity-Based Incentive Awards

        We provide long-term incentive compensation through awards of stock options and performance shares (also referred to as "restricted stock units" or "stock awards") that generally vest over several years. Our equity compensation program is intended to align the interests of our named executive officers with those of our stockholders by creating an incentive for our named executive officers to maximize stockholder value. The equity compensation program also is designed to encourage our named executive officers to remain employed with us despite a competitive labor market.

        Equity-based incentives are granted to our named executive officers under our stockholder-approved 1999 Stock Plan. Grants approved by the Committee become effective and are priced at the fair market value of our common stock as of a predetermined future effective date in accordance with our Equity Award Administration Policy. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a three to five year period, the value to recipients of any immediate increase in the price of our common stock following a grant will be attenuated.

        For fiscal 2007, the Committee determined that restricted stock units provided the best equity incentive. Accordingly, the Committee granted approximately 2,040,000 restricted stock units to our named executive officers, including our chief executive officer and our president and chief operating officer as discussed below, that vest based on the achievement of specified performance targets or over a specified period of time, subject to such named executive officer's continued service to the Company. Restricted stock units vest annually over a three year period, subject to the holder's continued employment with the Company. In some cases, vesting accelerates upon specified events. The Committee also granted stock options to purchase 500,000 shares to named executive officers of the Company. These stock options vest over a five year period subject to the holder continuing to be a service provider to the Company. In some cases, vesting accelerates upon specified events.

        In January 2007, the Committee approved a restricted stock unit award for the chief executive officer that will vest only if the Company achieves certain performance targets as reflected by increases in the Company's common stock price subject to the chief executive officer continuing to be a service provider to the Company. The shares will be issued pursuant to the Company's 1999 Stock Plan and will vest only if the twenty trading-day average closing price of our common stock (the "20 Day Average Closing Price") reaches several performance hurdles as follows: 80,000 shares will vest if the 20 Day Average Closing Price equals or exceeds $9.00; an additional 160,000 shares will vest if the 20 Day Average Closing Price equals or exceeds $11.00; an additional 360,000 shares will vest if the 20 Day Average Closing Price equals or exceeds $13.00; and an additional 400,000 shares will vest if the 20 Day Average Closing Price equals or exceeds $15.00. The award expires on December 31, 2009, and any shares that have not vested by that time will be returned to the Company's stock pool.

        In addition, when our president and chief operating officer joined the Company in August 2007, the Committee granted a restricted stock unit of 250,000 shares to him, which will vest at the end of three years, and a stock option to purchase 250,000 shares, which will vest monthly over three years, in each case subject to our president and chief operating officer continuing to be a service provider to the Company. The restricted stock unit and the stock option are subject to vesting acceleration upon the occurrence of certain events. The restricted shares will vest if the fourteen trading-day average closing price of our common stock (the "14 Day Average Closing Price") reaches several performance hurdles as follows: 83,333 shares will vest if the 14 Day Average Closing Price equals or exceeds $6.00; an additional 83,333 shares will vest if the 14 Day Average Closing Price equals or exceeds $8.00; and an additional 83,334 shares will vest if the 14 Day Average Closing Price equals or exceeds $10.00. In addition, if the 14 Day Average Closing Price equals or exceeds $10.00, our president and chief operating officer's stock option to purchase 250,000 shares will vest immediately.

        For fiscal 2008, the Committee determined that stock options would provide the best equity incentive for executive officers. Accordingly, the Committee awarded stock options to purchase 1,540,000 shares of our common stock to our named executive officers, including a stock option to purchase 750,000 shares to our chief executive officer. These stock options vest over a three year period subject to the holder's continued employment with the Company. In making its determination to award stock options for fiscal 2008 rather than performance shares, the Committee considered factors such as material changes to the business plan for fiscal 2008, including the potential sale or disposition of the personal computer manufacturing business unit, the number of shares available for grant under our 1999 Stock Plan, the number of shares contemplated to be issued to other employees under the plan, our current and potential future stock price and the Committee's perception of the type of equity incentives required to retain and incent our named executive officers.

Other Benefits

        In addition to the cash and equity compensation discussed above, we provide our named executive officers with a modest package of additional benefits that includes:

  •
  health insurance, as generally available to US employees;

  •
  participation in the Company's 401(k) plan, as generally available to US employees (including any matching contributions on the same terms as other participating employees);

  •
  life insurance, as generally available to US employees;

  •
  participation in a non-qualified executive deferred compensation plan that permits executives to defer receipt of part or all of their base salary and bonus to a future date;

  •
  vehicle allowance; and

  •
  executive group travel accident insurance.

        We do not provide named executive officers with additional perquisites that have been utilized by many companies as under-reported or unreported additional compensation, such as:

  •
  executive contracts;

  •
  golden parachute severance arrangements;

  •
  personal use of corporate assets;

  •
  executive pension plans (SERPs);

  •
  company-funded deferred compensation programs; or

  •
  company-funded housing (except on a temporary basis in cases of relocation).

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code ("IRC") limits our tax deduction to $1 million for compensation paid to certain executive officers named in the Proxy Statement unless the compensation is performance based. The Committee's present intention is to comply with the requirements of IRC Section 162(m), unless the Committee determines that it is in our interests to do otherwise.

Submission by Compensation Committee

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2007. Based on the review and discussions, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in Sanmina-SCI's Proxy Statement for its 2008 Annual Meeting of Stockholders.

        This report is submitted by the Committee.

The Compensation Committee of the Sanmina-SCI Corporation Board of Directors
Wayne Shortridge, Chairman Neil R. Bonke Alain Couder Joseph G. Licata, Jr.

SUMMARY COMPENSATION TABLES

        The following table presents the compensation paid by us to our chief executive officer, our chief financial officer, our three next most highly compensated executive officers and one additional executive officer during the fiscal year ended September 29, 2007.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)(3)	Option Awards ($) (10)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jure Sola Chairman of the Board and Chief Executive Officer	2007	$788,462	$—	$6,293,784	$75,963	$24,333	$72,082	(4)	$7,254,624
David L. White Executive Vice President and Chief Financial Officer	2007	401,923	150,000	353,848	64,018	—	8,783	(5)	978,572
Joseph R. Bronson President and Chief Operating Officer	2007	40,385	—	4,468	1,503	—	824	(6)	47,180	(11)
Hari Pillai President, Global EMS Operations	2007	451,538	150,000	306,419	65,261	247,944	22,836	(7)	1,243,998
Michael Tyler Executive Vice President, General Counsel and Secretary	2007	161,538	150,000	33,884	10,063	—	91,995	(8)	447,480	(12)
Dennis Young Executive Vice President of World Wide Sales and Marketing	2007	317,045	100,000	458,842	43,480	—	13,229	(9)	932,596

(1)
The Company awarded discretionary bonuses to certain named executive officers for fiscal 2007. These awards are listed in the "Bonus" column. No bonuses were paid under the Sanmina-SCI Short-Term Incentive Plan because the performance targets were not achieved under the plan.

(2)
The restricted stock awards disclosed above are comprised of two types of awards:

•
Performance restricted stock awards vest upon the achievement of certain performance requirements subject to the holder continuing to be a service provider to the Company. In fiscal 2007, the performance requirements were not met and, accordingly, the named executive officers each forfeited 35% of their restricted stock awards.

•
Time based awards vest over a specified period of time subject to the holder continuing to be a service provider to the Company. In some cases, vesting accelerates upon specified events.

(3)
The Company awarded 1,000,000 shares of restricted stock to Jure Sola, our chairman of the board and chief executive officer, during fiscal 2007. This restricted stock unit will vest only if certain performance terms are met and Mr. Sola continues to be a service provider to the Company on the vesting date. Otherwise, the award will be forfeited on December 31, 2009. On the date of grant, February 15, 2007, the closing price of Sanmina-SCI's common stock was $3.78. In order for Mr. Sola to receive the full value of this grant, the closing price of Sanmina-SCI's common stock would have to reach and remain at or above $15.00 for 20 trading days.

(4)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $41,964, vehicle allowance payments of $5,700 and business travel accident insurance premium payments of $21,718.

(5)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $1,249 and business travel accident insurance premium payments of $4,834.

(6)
Represents life insurance premium payments of $116 and business travel accident insurance premium payments of $708.

(7)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $9,449, vehicle allowance payments of $5,034 and business travel accident insurance premium payments of $5,653.

(8)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $916, vehicle allowance payments of $2,769, business travel accident insurance premium payments of $1,512 and relocation assistance with tax gross-up of $84,098.

(9)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $1,042, vehicle allowance payments of $5,000 and business travel accident insurance premium payments of $4,487.

(10)
Reflects the compensation expense reported by the Company for these awards in fiscal 2007 in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to the Company's consolidated financial statements, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed with the SEC on November 28, 2007. These amounts do not purport to reflect the value that will be recognized by our named executive officers upon sale of the underlying securities.

(11)
Mr. Bronson joined the Company in August 2007.

(12)
Mr. Tyler joined the Company in April 2007.

Grants of Plan Based Awards

        The following table presents information regarding grants of plan based awards to each of our named executive officers during the fiscal year ended September 29, 2007. All equity awards were granted under our 1999 Stock Plan.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Prices of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Option Awards(2)
	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)		Target (#)	Maximum (#)
Jure Sola Chairman of the Board and Chief Executive Officer	$120,000	$800,000	$1,600,000	2/15/07	80,000	(1)	1,000,000	1,000,000	—		$—	$827,000
David L. White Executive Vice President and Chief Financial Officer	57,375	382,500	765,000	1/16/07 1/16/07	— —		— —	— —	250,000 150,000	(3) (4)	3.44 3.44	860,000 277,440
Joseph R. Bronson President and Chief Operating Officer	67,500	450,000	900,000	9/17/07 9/17/07	— —		— —	— —	250,000 250,000	(5) (6)	2.12 2.12	530,000 286,200
Hari Pillai President, Global EMS Operations	58,050	387,000	774,000	1/16/07	—		—	—	300,000	(7)	3.44	1,032,000
Michael Tyler Executive Vice President, General Counsel and Secretary	42,000	280,000	560,000	5/15/07 5/15/07	— —		— —	— —	100,000 100,000	(8) (9)	3.52 3.52	352,000 171,030
Dennis Young Executive Vice President of Worldwide Sales and Marketing	38,599	257,328	514,565	1/16/07	—		—	—	140,000	(10)	3.44	481,600

(1)
This restricted stock unit vests as follows: 1,000,000 shares will vest only if the 20 trading day average closing price of Sanmina-SCI's common stock price reaches several performance hurdles, subject to Mr. Sola continuing to be a service provider to the Company. If Sanmina-SCI's common stock does not reach this level of performance during the award period

  (February 15, 2007 through December 31, 2009), then the shares will not vest and Mr. Sola will forfeit the award. The total award is divided into the following:

  •
  if the 20 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $9.00, then 80,000 shares will vest;

  •
  if the 20 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $11.00, then an additional 160,000 shares will vest;

  •
  if the 20 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $13.00, then an additional 360,000 shares will vest; and

  •
  if the 20 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $15.00, then an additional 400,000 shares will vest.

(2)
Reflects the grant date fair value of each equity award computed in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to the Company's consolidated financial statements, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed with the SEC on November 28, 2007. These amounts do not purport to reflect the value that will be recognized by our named executive officers upon the sale of the underlying securities.

(3)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit vests as follows: 83,333 shares vest on January 16, 2008, 83,333 shares vest on January 16, 2009 and 83,334 shares vest on January 16, 2010.

(4)
Subject to the holder continuing to be a service provider to the Company, this stock option will vest over five years at rate of 2,500 shares per month.

(5)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit vests as follows: 83,333 shares vest on September 17, 2008, 83,333 shares vest on September 17, 2009 and 83,334 shares vest on September 17, 2010. However, the shares will vest earlier as follows if the 14 trading day average closing price of Sanmina-SCI's common stock reaches the following performance hurdles:

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $6.00 before September 17, 2008, then 83,333 shares will vest;

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $8.00 before September 17, 2009, then an additional 83,333 shares will vest; and

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $10.00 before September 17, 2010, then an additional 83,334 shares will vest.

(6)
Subject to the holder continuing to be a service provider to the Company, this stock option will vest as follows: 50,000 shares will vest after one year. The balance of 200,000 shares will vest at a rate of 8,333 shares per month. However, if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $10.00 before September 17, 2010, then all shares will vest immediately.

(7)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest as follows: 100,000 shares vest on January 16, 2008, 100,000 shares vest on January 16, 2009 and 100,000 shares vest on January 16, 2010.

(8)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest in full on May 15, 2010.

(9)
Subject to the holder continuing to be a service provider to the Company, this stock option will vest as follows: 20,000 shares will vest after one year. The balance of 80,000 shares will vest at a rate of 1,667 shares per month.

(10)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit vests as follows: 46,667 shares vest on January 16, 2008, 46,667 shares vest on January 16, 2009 and 46,666 shares vest on January 16, 2010.

Outstanding Equity Awards at Fiscal 2007 Year-End

        The following table presents certain information concerning the outstanding option awards held as of September 29, 2007 by each of our named executive officers.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date
Jure Sola Chairman of the Board and Chief Executive Officer	10/27/04 10/10/03 10/28/02 10/28/02 7/31/02 10/01/01 10/01/01 12/20/00 12/20/00 10/18/99 10/05/98 10/27/97	650,000 1,000,000 43,332 55,000 600,000 316,667 183,333 76,000 304,000 500,000 483,252 795,748	(2) (2)	— — — 1,667 — — — — — — — —	(1)	$7.43 $10.48 $2.09 $3.33 $4.07 $13.28 $20.00 $41.09 $30.97 $18.99 $5.97 $8.08	10/27/14 10/10/13 10/28/12 10/28/12 7/31/12 10/01/11 10/01/11 12/20/10 12/20/10 10/18/09 10/05/08 10/27/07
David L. White Executive Vice President and Chief Financial Officer	1/16/07 10/24/05 10/27/04	20,000 38,333 250,000		130,000 61,667 —	(3) (4)	$3.44 $3.74 $7.43	1/16/17 10/24/15 10/27/14
Joseph R. Bronson President and Chief Operating Officer	9/17/07	—		250,000	(5)	$2.12	9/17/17
Hari Pillai President, Global EMS Operations	10/24/05 10/27/04 10/10/03 9/12/03 9/12/03 7/13/02 10/05/98 10/27/97	57,501 150,000 200,000 150,938 194,062 150,000 58,664 66,340	(2)	92,499 — — — — — — —	(6)	$3.74 $7.43 $10.48 $8.85 $10.27 $4.07 $5.97 $8.08	10/24/15 10/27/14 10/10/13 9/12/13 9/12/13 7/31/12 10/05/08 10/27/07
Michael Tyler Executive Vice President, General Counsel and Secretary	5/15/07	—		100,000	(7)	$3.52	5/15/17
Dennis Young Executive Vice President of Worldwide Sales and Marketing	10/24/05 10/27/04 10/10/03 4/01/03	65,000 25,000 97,167		43,167 — — 12,833	(8) (9)	$3.74 $7.43 $10.48 $4.02	10/24/15 10/27/14 10/10/13 4/01/13

(1)
This option was granted on October 28, 2002. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on October 28, 2007.

(2)
On December 31, 2006, the Company adjusted the exercise price of option grants held by certain Section 16 officers, as that term is defined under the Securities Exchange Act of 1934, at such officers' elections, to equal the fair market value on the original date of grant. Options granted with an exercise price lower than the fair market value on the grant date would be considered deferred compensation under Section 409A of the Internal Revenue Code. The Treasury Regulations and other Internal Revenue guidance issued with respect to Section 409A allowed for a correction, without penalty, if the exercise price was increased to at least the fair market value on the original date of grant before the close of calendar year 2006. Eleven directors and Section 16 officers elected to take this remediation action, and the exercise prices of 998,146 shares were adjusted. There was no incremental compensation cost resulting from the modification. The weighted average exercise price of the shares before the modification was approximately $9.76. The weighted average exercise price after the modification was approximately $12.41.

(3)
This option was granted on January 16, 2007. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on January 16, 2012.

(4)
This option was granted on October 24, 2005. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on February 24, 2010.

(5)
Subject to the holder continuing to be a service provider to the Company, this option grant will vest as follows: 50,000 shares vest after one year. The balance of 200,000 shares will vest at a rate of 8,333 shares per month. However, if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $10.00 before September 17, 2010, then all shares will vest immediately. Otherwise, subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on September 17, 2012.

(6)
This option was granted on October 24, 2005. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on October 24, 2010.

(7)
This option was granted on May 15, 2007. Subject to the holder continuing to be a service provider to the Company, 20,000 shares will vest after one year from the grant date and 1/60th of this option will vest monthly thereafter until the option vests in full on May 15, 2012.

(8)
This option was granted on October 24, 2005. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on October 24, 2010.

(9)
This option was granted on April 1, 2003. Subject to the holder continuing to be a service provider to the Company, 1/60th of this option will vest monthly until the option vests in full on April 1, 2008.

Stock Awards

        The following table presents certain information concerning the outstanding stock awards held as of September 29, 2007 by each of our named executive officers.

Name	Stock Award Grant Date	Number of Shares or Units of Stock that have not yet vested (#)		Market Value of Shares or Units of Stock that have not vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)(1)
Jure Sola Chairman of the Board and Chief Executive Officer	10/15/07 10/24/05 10/10/03	— — 1,000,000	(4)	$	— — 2,120,000	1,000,000 240,000 —	(2) (3)	$2,120,000 508,800 —
David L. White Executive Vice President and Chief Financial Officer	1/16/07 10/24/05 10/27/04	250,000 — 100,000	(5) (5)		530,000 — 212,000	— 40,000 —	(6)	— 84,800 —
Joseph R. Bronson President and Chief Operating Officer	9/17/07	250,000	(7)		530,000	—		—
Hari Pillai President, Global EMS Operations	1/16/07 10/24/05 10/10/03	300,000 — 200,000	(5) (4)		636,000 — 424,000	— 60,000 —	(8)	— 127,200 —
Michael Tyler Executive Vice President, General Counsel and Secretary	5/15/07	100,000	(9)		212,000	—		—
Dennis Young Executive Vice President of Worldwide Sales and Marketing	1/16/07 10/24/05 10/10/03	140,000 — 100,000	(5) (4)		296,800 — 212,000	— 28,000 —	(10)	— 59,360 —

(1)
Value is based on the closing price of Sanmina-SCI's common stock of $2.12 on September 29, 2007, as reported on the NASDAQ Stock Market.

(2)
The shares will be issued pursuant to the Company's 1999 Stock Plan. Subject to the holder continuing to be a service provider to the Company, and if the 20 trading day average closing price of Sanmina-SCI's common stock reaches the following performance hurdles, the shares will vest as follows:

•
if the average closing price of Sanmina-SCI's common stock equals or exceeds $9.00, then 80,000 shares will vest;

•
if the average closing price of Sanmina-SCI's common stock equals or exceeds $11.00, then an additional 160,000 shares will vest;

•
if the average closing price of Sanmina-SCI's common stock equals or exceeds $13.00, then an additional 360,000 shares will vest; and

•
if the average closing price of Sanmina-SCI's common stock equals or exceeds $15.00, then an additional 400,000 shares will vest.

(3)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest only if the earnings per share (EPS) meet or exceed $0.80 during the fiscal year. Of the original restricted stock award of 600,000 shares, 340,000 shares have been forfeited because this EPS target was not achieved.

(4)
This restricted stock unit vested on October 10, 2007.

(5)
This restricted stock unit will vest as follows: 1/3rd of the shares will vest annually from the date of grant, in each case subject to the holder continuing to be a service provider to the Company.

(6)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest if the earnings per share (EPS) meet or exceed $0.80 during the fiscal year. Of the original restricted stock award of 100,000 shares, 60,000 shares have been forfeited because this EPS target was not achieved.

(7)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest as follows: 83,333 shares vest on September 17, 2008, 83,333 shares vest on September 17, 2009 and 83,334 shares vest on September 17, 2010. Subject to the holder continuing to be a service provider to the Company, the shares will vest earlier as follows if the 14 trading day average closing price of Sanmina-SCI's common stock reaches the following performance hurdles:

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $6.00 before September 17, 2008, then 83,333 shares will vest;

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $8.00 before September 17, 2009, then an additional 83,333 shares will vest; and

•
if the 14 trading day average closing price of Sanmina-SCI's common stock equals or exceeds $10.00 before September 17, 2010, then an additional 83,334 shares will vest.

(8)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest only if the earnings per share (EPS) meet or exceed $0.80 during the fiscal year. Of the original restricted stock award of 150,000 shares, 90,000 shares have been forfeited because this EPS target was not achieved.

(9)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest on May 15, 2010.

(10)
Subject to the holder continuing to be a service provider to the Company, this restricted stock unit will vest only if the earnings per share (EPS) meet or exceed $0.80 during the fiscal year. Of the original restricted stock award of 60,000 shares, 40,000 shares have been forfeited because this EPS target was not achieved.

Option Exercises and Stock Vested

        Our named executive officers did not exercise any options nor did any stock, restricted stock units or restricted stock awards held by our named executive officers vest during the fiscal year ended September 29, 2007.

Non-Qualified Deferred Compensation Plan

        Pursuant to Sanmina-SCI's non-qualified deferred compensation plan, certain highly compensated employees may defer the receipt of certain compensation, and such deferrals are not subject to income tax until the year in which they are paid. Only members of management or highly compensated employees with a projected base salary of at least $100,000 may participate in the plan, subject to the approval of our chief executive officer. The following table presents certain information concerning participation in our non-qualified deferred compensation plan by each of our named executive officers during the fiscal year ended September 29, 2007.

Name	Executive Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jure Sola Chairman of the Board and Chief Executive Officer	$78,654	$24,333	—	$323,815
David L. White Executive Vice President and Chief Financial Officer	—	—	—	—
Joseph R. Bronson President and Chief Operating Officer	—	—	—	—
Hari Pillai President, Global EMS Operations	203,705	247,944	128,694	1,156,906
Michael Tyler Executive Vice President, General Counsel and Secretary	—	—	—	—
Dennis Young Executive Vice President of Worldwide Sales and Marketing	—	—	—	—

(1)
The aggregate earnings are reported in the Summary Compensation Table under the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings".

Termination and Change in Control Arrangements

        In July 2004, we entered into an employment agreement with David L. White, our executive vice president and chief financial officer, which provides that in the event of the sale or acquisition of Sanmina-SCI, all outstanding stock options and restricted stock grants held by Mr. White will vest immediately.

        Pursuant to our employment agreement with Michael Tyler, our executive vice president, general counsel and secretary, dated February 23, 2007, as addended on November 15, 2007, Mr. Tyler shall receive twelve months of salary if his employment is terminated without cause or if Mr. Tyler leaves the Company for good reason.

        We do not provide our chief executive officer with an employment contract or severance agreement. As a result, we are under no contractual obligation to make additional payments to our chief executive officer in the event of a change of control of the Company, or in the event of the chief executive officer's separation from the Company.

COMPENSATION OF DIRECTORS

        The following table presents the compensation received by our non-employee directors during the fiscal year ended September 29, 2007. Employees Jure Sola and Joseph R. Bronson do not receive additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Neil R. Bonke(1)	$39,000	$263,450	$19,401	$—	$—	$—	$321,851
Alain Couder(2)	10,000	408,071	18,806	—	251,500	—	688,377
Joseph G. Licata, Jr.(3)	4,500	565	156	—	—	—	5,221
Mario M. Rosati(4)	79,000	39,713	19,401	—	—	—	138,114
A. Eugene Sapp, Jr.(5)	25,000	200,718	18,806	—	180,797	—	425,321
Wayne Shortridge(6)	136,500	153,485	19,401	—	—	—	309,386
Peter J. Simone(7)	334,500	120,400	18,806	—	—	—	473,706
Jacquelyn M. Ward(8)	6,500	236,127	19,401	—	20,500	—	282,528

(1)
As of September 29, 2007, Mr. Bonke held outstanding options to purchase 228,542 shares of Sanmina-SCI's common stock and 104,951 shares of restricted stock, of which 50,811 shares had vested.

(2)
As of September 29, 2007, Mr. Couder held outstanding options to purchase 50,000 shares of Sanmina-SCI's common stock and 74,986 shares of restricted stock, of which 39,373 shares had vested.

(3)
As of September 29, 2007, Mr. Licata held outstanding options to purchase 5,192 shares of Sanmina-SCI's common stock.

(4)
As of September 29, 2007, Mr. Rosati held outstanding options to purchase 172,500 shares of Sanmina-SCI's common stock and 20,000 shares of restricted stock, of which 11,667 shares had vested.

(5)
As of September 29, 2007, Mr. Sapp held outstanding options to purchase 1,248,600 shares of Sanmina-SCI's common stock and 84,255 shares of restricted stock, of which 37,427 shares had vested.

(6)
As of September 29, 2007, Mr. Shortridge held outstanding options to purchase 140,600 shares of Sanmina-SCI's common stock and 58,177 shares of restricted stock, of which 19,723 shares had vested.

(7)
As of September 29, 2007, Mr. Simone held outstanding options to purchase 70,000 shares of Sanmina-SCI's common stock and 45,542 shares of restricted stock, of which 17,709 shares had vested.

(8)
As of September 29, 2007, Ms. Ward held outstanding options to purchase 118,316 shares of Sanmina-SCI's common stock and 91,153 shares of restricted stock, of which 41,888 shares had vested.

Director Compensation Arrangements

        In fiscal 2007, directors who were not our employees ("Outside Directors") were paid an annual retainer of $60,000. Each Outside Director who is a member of a committee of the Board of Directors also receives an annual retainer of $10,000, and any Outside Director who is a chairperson of any committee of the Board of Directors receives an additional annual retainer of $10,000, provided that these amounts are increased by one third for any director electing to take his or her entire retainer in the form of restricted common stock awards. In addition to those amounts, each Outside Director attending a meeting of the Board of Directors in person receives an additional payment of $2,000 for attending a meeting in person and $1,000 for attending telephonically. Each Outside Director attending a committee meeting receives an additional payment of $1,500 per meeting. These Outside Director compensation arrangements are expected to remain unchanged for fiscal 2008.

        In June 2002, the Board of Directors approved the establishment of the Sanmina-SCI Deferred Compensation Plan for Outside Directors, which provides eligible directors with an opportunity to defer payment of all or part of their compensation for serving on our Board. The directors are also reimbursed for travel and related expenses incurred by attending board and committee meetings.

        Upon first becoming a director, each new Outside Director is eligible for a stock option grant to purchase 10,000 shares of our common stock and a restricted stock unit of 10,000 shares of our common stock under our 1999 Stock Plan, pro rated for the remainder of the fiscal year. In addition, each continuing Outside Director receives, provided that such Outside Director has been a director for at least four months prior to such grant, an annual stock option grant to purchase 10,000 shares of our common stock and a restricted stock unit of 10,000 shares of our common stock under our 1999 Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes the number of outstanding options granted to our service providers and directors, as well as the number of shares of common stock remaining available for future issuance, under Sanmina-SCI's equity compensation plans as of December 4, 2007.

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	44,012,585	$5.49	6,467,965	(2)
Equity compensation plans not approved by stockholders(3)	699,164	14.21	1,858,607	(3)
Total	44,711,749	5.63	8,326,572	(4)

(1)
Excludes the "Number of Common Shares to be Issued Upon Exercise of Outstanding Options" listed in the table above.

(2)
Of these shares, 6,334,734 shares remain available for grant under the 1999 Stock Plan and 133,231 shares are reserved for issuance under the 2003 Employee Stock Purchase Plan for future issuance.

(3)
Of these shares, 1,456,200 shares remain available for grant under the 2000 Stock Plan and 402,407 shares remain available for issuance under the 1999 French Addendum Plan.

(4)
We have options outstanding under certain option plans which were assumed by us in connection with business combinations with companies with which we merged or acquired (the "Assumed Plans"). Total stock options exercisable under these plans are 581,789 shares. These option plans have a weighted average exercise price of $15.36 per share. Options under the Assumed Plans have been converted into our options and adjusted to reflect the appropriate conversion ratio as specified by the applicable acquisition agreement, but are otherwise administered in accordance with the terms of the Assumed Plans. Options under the Assumed Plans generally vest over four years and expire 10 years from the date of grant. As of September 29, 2007, there were no options available for grant under the Assumed Plans.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of December 4, 2007, the Record Date, 530,138,823 shares of our common stock were issued and held of record by approximately 2,121 stockholders.

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 4, 2007, as to:

  •
  each person (or group of affiliated persons) who is known to us to beneficially own more than five percent of the outstanding shares of our common stock;

  •
  each director and nominee for election;

  •
  each of our named executive officers; and

  •
  all directors and executive officers as a group.

Name	Shares Beneficially Owned(20)	Approximate Percent Owned(20)
AXA Financial, Inc. and certain affiliated entities(1) 1290 Avenue of the Americas New York, NY 10104	66,364,973	12.51%
Barclays Global Investors, NA(2) 45 Fremont Street San Francisco, CA 94105	31,130,978	5.87%
Brandes Investment Partners, LP. and certain affiliated entities(3) 11988 El Camino Real, Suite 500 San Diego, CA 92130	28,116,351	5.30%
Columbia Wanger Asset Management, LP(4) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	53,811,000	10.15%
Jure Sola(5)	8,576,092	1.62%
David White(6)	715,000	*	%
Joseph R. Bronson(7)	250,000	*	%
Hari Pillai(8)	1,480,960	*	%
Michael Tyler(9)	100,000	*	%
Dennis Young(10)	508,788	*	%
Neil R. Bonke(11)	319,990	*	%
Alain Couder(12)	209,427	*	%
Joseph G. Licata, Jr.(13)	12,116	*	%
Mario M. Rosati(14)	198,440	*	%
A. Eugene Sapp, Jr.(15)	1,538,116	*	%
Wayne Shortridge(16)	209,658	*	%
Peter J. Simone(17)	103,709	*	%
Jacquelyn M. Ward(18)	257,842	*	%
All directors and executive officers as a group (14 persons)(19)	14,480,138	2.73%

*
Less than 1%.

(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2007 by AXA Assurances I.A.R.D. Mutualle, AXA Assurances Vie Mutualle, AXA Courtage Assurance Mutualle, AXA (on behalf of its subsidiary—AXA Investment Managers Den Haag ("Den Haag")) and AXA Financial Inc. (on

  behalf of its subsidiaries—Alliance Bernstein L.P. ("Berstein") and AXA Equitable Life Insurance Company ("Equitable"). Each reporting person is deemed to have sole voting power with respect to 37,720,878 shares, shared voting power with respect to 4,559,428 shares, sole dispositive power with respect to 66,326,962 shares, and shared dispositive power with respect to 38,011 shares. Of the 66,364,973 reported shares, 55,054 shares are owned by Den Haag, 66,291,500 shares are owned by Bernstein and 18,419 shares are owned by Equitable. Den Haag has sole dispositive power with respect to 55,054 shares and shared voting power with respect to 55,054 shares. Bernstein has sole dispositive power with respect to 66,253,489 shares, shared dispositive power with respect to 38,011 shares, sole voting power with respect to 37,711,303 shares and shared voting power with respect to 4,504,374 shares. Equitable has sole voting power with respect to 9,575 shares and sole dispositive power with respect to 18,419 shares.

(2)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007 by Barclays Global Investors, NA and its affiliated entities. Barclays Global Investors, NA is the beneficial owner of 23,153,786 shares and has sole voting power with respect to 19,342,554 shares and sole dispositive power with respect to all reported shares. Barclays Global Fund Advisors is the beneficial owner of 3,571,507 shares and has sole voting power with respect to 3,569,365 shares and sole dispositive powers with respect to all reported shares. Barclays Global Investors, Ltd. is the beneficial owner of 2,969,309 and has sole voting power and sole dispositive power with respect to all reported shares. Barclays Global Investors Japan Trust and Banking Co., Ltd. is the beneficial owner of 668,614 shares, and has sole voting and dispositive power with respect to all reported shares. Barclays Global Investors Japan Ltd. is the beneficial owner of 767,762 shares, and has sole voting and sole dispositive power with respect to all reported shares.

(3)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by Brandes Investment Partners, LP ("Brandes") and its affiliated entities. Brandes is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive power with respect to all reported shares. Brandes Investment Partners, Inc. is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive powers with respect to all reported shares. Brandes Worldwide Holdings, LP is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive powers with respect to all reported shares. Charles Brandes is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive powers with respect to all reported shares. Glenn Carlson is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive powers with respect to all reported shares. Jeffrey Busby is the beneficial owner of 28,116,351 shares and has shared voting power with respect to 21,388,629 shares and shared dispositive powers with respect to all reported shares.

(4)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on September 7, 2007 by Columbia Wanger Asset Management, LP ("Columbia"). Columbia is the beneficial owner of all of the reported shares, has sole voting power and sole dispositive power with respect to all reported shares. Columbia is filing as an investment adviser to various investors.

(5)
Includes 4,213,252 shares subject to stock options Mr. Sola has the right to exercise within 60 days after December 4, 2007. Also includes 33,764 shares held by Sola Partners, L.P. and 1,240,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(6)
Includes 325,000 shares subject to stock options Mr. White has the right to exercise within 60 days after December 4, 2007. Also includes 290,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(7)
Includes 250,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(8)
Includes 971,165 shares subject to stock options Mr. Pillai has the right to exercise within 60 days after December 4, 2007. Also includes 6,440 shares held by Ramakrishna Pillai C/F Sudha Yvonne Pillai and Sanjay Hari Pillai UTMA/CA, Ramakrishna Hari Pillai, as Custodian and includes 360,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(9)
Includes 100,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(10)
Includes 227,834 shares subject to stock options Mr. Young has the right to exercise within 60 days after December 4, 2007. Also includes 168,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(11)
Includes 176,709 shares subject to stock options Mr. Bonke has the right to exercise within 60 days after December 4, 2007. Also includes 28,870 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(12)
Includes 38,167 shares subject to stock options Mr. Couder has the right to exercise within 60 days after December 4, 2007. Also includes 32,280 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(13)
Includes 1,731 shares subject to stock options Mr. Licata has the right to exercise within 60 days after December 4, 2007. Also includes 8,654 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(14)
Includes 153,167 shares subject to stock options Mr. Rosati has the right to exercise within 60 days after December 4, 2007. Also includes 23,025 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 2,248 shares held by WS Investment Co. 99B of which Mr. Rosati is a general partner. Also includes 5,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(15)
Includes 1,236,767 shares subject to stock options Mr. Sapp has the right to exercise within 60 days after December 4, 2007. Also includes 212,160 shares held jointly by A. Eugene Sapp, Jr. and Patricia V. Sapp, 4,934 shares held in the A. Eugene Sapp, Jr. Individual Retirement Account and 28,870 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(16)
Includes 128,767 shares subject to stock options Mr. Shortridge has the right to exercise within 60 days after December 4, 2007. Also includes 35,121 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(17)
Includes 58,167 shares subject to stock options Mr. Simone has the right to exercise within 60 days after December 4, 2007. Also includes 24,500 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(18)
Includes 106,483 shares subject to stock options Ms. Ward has the right to exercise within 60 days after December 4, 2007. Also includes 1,165 shares held by Arthur Lee Davis, 45,932 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(19)
Includes an aggregate of 7,484,042 shares subject to stock options individuals have the right to exercise within 60 days after December 4, 2007.

(20)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to the securities. Common shares subject to conversion or issuable upon exercise of options currently exercisable or exercisable within 60 days after December 4, 2007 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. The number of shares owned by certain of our executive officers listed in the table above includes unvested shares of restricted stock held by such executive officers as of December 4, 2007. Such unvested shares of restricted stock may be voted by the holders thereof, but such holders may not sell, transfer, pledge or otherwise receive any economic value from or with respect to such unvested shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Certificate of Incorporation, as amended, provides that the personal liability of directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes us to indemnify directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with some of our officers and directors providing such indemnification. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

        Pursuant to our employment agreement with Michael Tyler, our executive vice president, general counsel and secretary, dated February 23, 2007, as addended on November 15, 2007, Mr. Tyler shall receive twelve months of salary if his employment is terminated without cause or if Mr. Tyler leaves the Company for good reason.

        During fiscal 2007, Mario M. Rosati, a nominee for election to our Board of Directors, was a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). We retained WSGR as our legal counsel during the fiscal year. The legal fees paid to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year. We have retained WSGR as our legal counsel during fiscal 2008.

        Zeljko Sola, the brother of Jure Sola, our chairman of the board and chief executive officer, is a business unit director at the Company, and he received compensation of approximately $216,843 in fiscal 2007. Martina Sola, Jure Sola's daughter, is a business development manager at the Company, and she received compensation of approximately $127,369 in fiscal 2007. Nikola Sola, Jure Sola's son, is employed in the Company's sales department, and he received compensation of approximately $50,508 in fiscal 2007. Each employee's compensation was comparable to other Company employees at similar levels.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2007 fiscal year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal 2007, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners with the following exceptions. Due to a delay caused by a trust company that handles our deferred compensation plan, Alain Couder failed to timely file a Form 4 with respect to a transaction. The Form 4 was filed on November 19, 2007. Due to a delay in transmission of a power of attorney to the Company, Hari Pillai failed to timely file a Form 4 with respect to a transaction. The Form 4 was filed on January 26, 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee's purpose is more fully described in its charter, which the Audit Committee reviews on an annual basis (this charter may be viewed on the internet at www.shareholder.com/sanm/governance.cfm). Under this charter, the Audit Committee consists of at least three directors, all of whom must qualify as independent directors under the NASDAQ listing requirements and must also satisfy additional independence requirements applicable to members of audit committees. The Audit Committee currently consists of directors Alain Couder, A. Eugene Sapp, Jr. and Peter J. Simone.

        The Audit Committee recommends to the Board of Directors, subject to stockholder ratifications, the selection of KPMG as our independent registered public accountants for fiscal 2008.

        Management is responsible for the internal controls and the financial reporting process. KPMG, our independent registered public accountants, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. Our independent registered public accountants are also responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), on the effectiveness of the Company's internal control over financial reporting as of September 29, 2007. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee has reviewed the audited financial statements for fiscal 2007 and has met and held discussions with management regarding the audited financial statements and internal controls over financial reporting. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee discussed with KPMG the overall scope and plans for their respective audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

        The Audit Committee reviewed with KPMG their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 "Communication with Audit Committees." KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Audit Committee has also discussed with KPMG the firm's independence. In addition, the Audit Committee has considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 29, 2007 for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the selection of KPMG as our independent registered public accountants for the fiscal year ending September 27, 2008.

Respectfully submitted,
The Audit Committee of the Sanmina-SCI Corporation Board of Directors
Peter J. Simone, Chairman Alain Couder A. Eugene Sapp, Jr.

SANMINA-SCI CORPORATION INVESTOR RELATIONS 2700 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134	VOTE BY INTERNET—www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Time on January 27, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sanmina-SCI Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Time on January 27, 2008. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sanmina-SCI Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SANSC1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANMINA-SCI CORPORATION

The Board of Directors recommends a vote
For the listed nominees

1.	Election of directors:		For	Against	Abstain
	1a.	Neil R. Bonke	☐	☐	☐
	1b.	Joseph R. Bronson	☐	☐	☐
	1c.	Alain Couder	☐	☐	☐
	1d.	Joseph G. Licata, Jr.	☐	☐	☐
	1e.	Mario M. Rosati	☐	☐	☐
	1f.	A. Eugene Sapp, Jr.	☐	☐	☐
	1g.	Wayne Shortridge	☐	☐	☐
	1h.	Jure Sola	☐	☐	☐
	1i.	Jacquelyn M. Ward	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.			For	Against	Abstain
2.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accountants of Sanmina-SCI Corporation for its fiscal year ending September 27, 2008:		☐	☐	☐
and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SANMINA-SCI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 28, 2008

The stockholder(s) hereby appoint(s) Jure Sola and David L. White, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sanmina-SCI Corporation that the stockholder is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Time on January 28, 2008 at the corporate offices of Sanmina-SCI Corporation (30 E. Plumeria Drive, San Jose, CA 95134) and any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF SANMINA-SCI CORPORATION FOR ITS FISCAL YEAR ENDING SEPTEMBER 27, 2008, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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SANMINA-SCI CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on January 28, 2008
TABLE OF CONTENTS
SANMINA-SCI CORPORATION 30 E. Plumeria Drive San Jose, California 95134 PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLES
COMPENSATION OF DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS